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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 2015 (except for the last paragraph of Note 1, as to which the date is June 12, 2015), in the Registration Statement (Form S-1 No. 333-204091 Amendment No. 2) and related Prospectus of Glaukos Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Irvine, California
June 12, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm